SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Fairholme Funds, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

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SK 22146 0003 867068

FAIRHOLME FUNDS, INC.
4400 Biscayne Blvd.
9th Floor
Miami, FL 33137

                                 April __, 2008

Dear Stockholders:

The Board of Directors (the “Board” or the “Directors”) of Fairholme Funds, Inc. (the “Company”) is pleased to invite you to the Annual Meeting of Stockholders (the “Meeting”) to be held at the offices of the Company, 4400 Biscayne Blvd., 9th Floor, Miami, FL 33137, on May 19, 2008.  The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement present several proposals to be considered at the Meeting.

At the Meeting, you will be asked to elect seven Directors of the Company, including the five existing Directors of the Company and two new candidates, who have been nominated to serve as Directors of the Company.

You will also be asked to consider and approve several proposals that are intended to update the fundamental investment policies of the Fairholme Fund (the “Fund”), the sole series of the Company.  Fundamental policies are restrictions that under federal law can only be changed by a stockholder vote.  If approved, the proposals will remove or replace restrictions that are no longer applicable or necessary, and will allow the Fund more investment flexibility in achieving its existing objectives.

Finally, you will be asked to consider and approve an amended and restated investment advisory agreement (the “Management Agreement”) between Fairholme Capital Management, L.L.C. (the “Manager”) and the Company.  The Management Agreement combines the terms and fees of the existing Investment Advisory and Operating Services Agreements between the Company and the Manager into one all-encompassing document.  If approved, the Management Agreement will result in an increased fee attributable to investment advisory and other services payable to the Manager by the Fund, which will be totally offset by termination of the existing operating services fee charged for such services.  Adopting this proposal will not increase the Fund’s overall expense ratio.  (Stockholders should also note that the Company has voluntarily terminated the Fund’s Rule 12b-1 plan under which the Fund could have initiated a Rule 12b-1 fee to assist in distributing the Fund’s shares.)

Based on the information presented to the Directors at their meeting on March 18, 2008, the Directors concluded that it was in the best interests of the Company and its stockholders to approve the proposals described above and present them to stockholders for their approval.  In connection therewith, the Directors unanimously recommend that you vote “FOR” each proposal.

The Company welcomes your attendance at the Meeting.  If you are unable to attend, the Company encourages you to vote promptly by proxy.  The Altman Group, Inc. (the “Proxy Solicitor”), a proxy solicitation firm, has been selected to assist in the proxy solicitation process.  If the Company has not received your proxy as the date of the Meeting approaches, you may receive a telephone call from the Proxy Solicitor reminding you to vote by proxy.  No matter how many shares you own, your vote is important.

                          Sincerely,

                          Bruce R. Berkowitz
                President

QUESTIONS AND ANSWERS

THE FAIRHOLME FUNDS, INC.
PROXY

Q.  WHY DID THE COMPANY SEND ME THIS BOOKLET?

A. This booklet contains the Notice of Annual Meeting of Stockholders (the “Notice”) and Proxy Statement that provide you with information you should review before voting on the Proposals that will be presented at the Annual Meeting of Stockholders (the “Meeting”) of Fairholme Funds, Inc. (the “Company”).   This booklet also contains a proxy card (“Proxy Card”) on which you can record your vote.  You are receiving these proxy materials because you own shares of the Fairholme Fund, the sole series of the Company (the “Fund”).  As a stockholder, you have the right to vote on the various proposals described in the Proxy Statement.

Q.  WHO IS ASKING FOR MY VOTE?

A.  The Board of Directors of the Company (the “Board” or the “Directors”) requests that you vote at the Meeting on the following proposals (collectively, the “Proposals”):

•	A proposal to elect seven Directors of the Company;

•	A proposal to replace or eliminate certain of the Fund’s fundamental investment policies; and

•
A proposal to approve the amended and restated investment advisory agreement (“Management Agreement”) between the Company, on behalf of the Fund, and Fairholme Capital Management, L.L.C. (the “Manager”).

Q.  HOW DOES THE BOARD RECOMMEND I VOTE?

A.  The Board recommends that you vote “FOR” each Proposal.

Q.  WHO IS ELIGIBLE TO VOTE?

A. Stockholders of record at the close of business on April 4, 2008 (the “Record Date”) are entitled to vote at the Meeting or any adjournment of the Meeting.  If you owned shares on the Record Date, you have the right to vote, even if you later redeemed the shares.

Q.  WHAT ROLE DOES THE BOARD PLAY?

A.  The Board oversees the management of the Company.  Each Director has an obligation to act in what he or she believes to be the best interests of the Company and its stockholders.  The background of each nominee for Director is described in the Proxy Statement.

Q.  WHY IS THE FUND PROPOSING TO REPLACE OR ELIMINATE ITS FUNDAMENTAL INVESTMENT POLICIES?

A. The federal law applicable to mutual funds requires certain policies of the Fund to be fundamental, which means that they cannot be changed without a stockholder vote.  Based on recommendations from the Board, in consultation with the Manager and Fund counsel, the Fund proposes to replace or eliminate its fundamental policies primarily because the policies are no longer required by law, because the policies are unnecessary, or because the current formulation of a policy does not accord with statutes or regulations affecting the policy.

These proposals would update the Fund’s policies and make them more consistent with existing statutory and regulatory requirements and the Fund’s objectives.  The Fund would continue to be managed in accordance with the investment strategies described in its prospectus and statement of additional information as such documents are updated from time to time.

Q. WHY ARE THE DIRECTORS RECOMMENDING THAT STOCKHOLDERS APPROVE THE MANAGEMENT AGREEMENT?

A.  Based on the information they received at their meeting on March 18, 2008, the Directors considered and approved the proposed Management Agreement as in the best interests of the Fund and its stockholders, subject to further approval by the Fund’s stockholders.

The Management Agreement simplifies and combines the terms and fees of both the existing Investment Advisory Agreement and the existing Operating Services Agreement between the Company, on behalf of the Fund, and the Manager.  Under the existing Investment Advisory Agreement, the Fund pays an advisory fee to the Manager at an annual rate of 0.50% of the daily average net asset value (“NAV”) of the Fund for the Manager’s management of the Fund’s portfolio.  Under the separate Operating Services Agreement, the Fund pays an operating services fee to the Manager at an annual rate of 0.50% of the daily average NAV of the Fund for the Manager’s provision and oversight of certain operational services to the Fund.

As a result of the combination of the terms and fees of the existing Investment Advisory Agreement and the Operating Services Agreement, the Fund will pay the Manager a fee under the Management Agreement at an annual rate of 1.00% for its provision of the combined services, an amount equal to the total fees paid under each of the existing agreements.  Although, as a result of moving the fees formerly attributable to operating services to the Management Agreement, the fees attributable to investment advisory services will increase, the total fees payable to the Manager by the Fund will remain the same.  Approving the Management Agreement will not result in an increase to Fund’s expense ratio or an increase in total fees payable to the Manager.

Q.  WILL THE PROPOSALS MATERIALLY CHANGE THE NATURE OF MY INVESTMENT?

A.  No.  While the Proposals concerning the Fund’s fundamental policies are intended to grant the Fund more operational and investment flexibility, the Proposals are not intended to materially change the nature of your investment.  The Manager intends to manage the Fund pursuant to substantially the same philosophy, objectives, and investment strategies it has employed to date.  If the Manager were to change its management of the Fund materially, the Fund would provide you prior notice of such change so that you could determine at that time whether the Fund continued to be a suitable investment for you.

The Proposal concerning the Management Agreement would not affect the total expenses of the Fund since the increase in the advisory fee under the Management Agreement will be offset by equivalent decreases in other fees and expenses currently paid by the Fund.

Q.  HOW CAN I VOTE MY SHARES?

A.  Please follow the instructions included on the enclosed Proxy Card.

Q.  WHAT IF I WANT TO REVOKE MY PROXY?

A.  You can revoke your proxy at any time prior to its exercise by (i) giving written notice to the Secretary of the Company at 4400 Biscayne Blvd, 9th Floor, Miami, FL 33137, (ii) by signing and submitting another proxy of a later date, or (iii) by personally voting at the Meeting.

Q.  WHAT NUMBER DO I CALL IF I HAVE QUESTIONS REGARDING THE PROXY?

A.   Please call (__) ___-____ if you have questions.

FAIRHOLME FUNDS, INC.
4400 Biscayne Blvd.
9th Floor
Miami, FL 33137

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SCHEDULED FOR MAY 19, 2008

To the Stockholders of Fairholme Funds, Inc. (the “Company”) and its sole series, the Fairholme Fund (the “Fund”):

Notice is hereby given that the Annual Meeting of Stockholders of the Company (the “Meeting”) will be held at the offices of the Company, 4400 Biscayne Blvd., 9th Floor, Miami, FL 33137, on May 19, 2008, at 2:00 p.m., Eastern Time, to consider and vote on the following Proposals, all of which are described in the accompanying Proxy Statement dated April __, 2008:

1.	The election of seven Directors, each such Director to serve a term of indefinite duration and until his or her successor is duly elected and qualifies;

2.	The replacement or elimination of the Fund’s fundamental investment policies;

3.
The approval of the amended and restated investment advisory agreement (“Management Agreement”) between the Company, on behalf of the Fund, and Fairholme Capital Management, L.L.C. (the “Manager”); and

In addition, stockholders will be asked to consider and vote on any other business that may properly come before the Meeting and any postponement or adjournment thereof.

Any stockholder of record at the close of business on April 4, 2008 is entitled to notice of, and to vote at, the Meeting or any adjournment thereof.  Proxies are being solicited on behalf of the Board of Directors of the Company.  Each stockholder who does not expect to attend the Meeting in person is requested to complete, date, sign and promptly return the enclosed Proxy Card, or to submit voting instructions by telephone at (___) ___-____ or via the Internet as described on the enclosed Proxy Card.

The Board of Directors recommends that you vote “FOR” each Proposal.

By Order of the Board of Directors,

  Bruce R. Berkowitz
  President

Miami, FL
April __, 2008

YOUR VOTE IS IMPORTANT

Please indicate your voting instructions on the enclosed Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States.  You may also authorize (by telephone or through the Internet) a proxy to vote your shares.  To do so, please follow the instructions on the enclosed Proxy Card.  Your vote is very important no matter how many shares you own.  Please complete, date, sign and return your Proxy Card promptly in order to save the Fund the additional cost of further proxy solicitation and in order for the Meeting to be held as scheduled.

TABLE OF CONTENTS

Page
Introduction	[__]
The Proposals	[__]
Proposal One -- Election of Directors	[__]
Proposal Two -- Replacement or Elimination of Certain of the Fund’s Fundamental Investment Policies	[__]
Proposal Three -- Amendments to the Advisory Agreement and Increase to the Investment Advisory Fee	[__]
Independent Registered Public Accounting Firm	[__]
Proxy Voting and Stockholder Meetings	[__]
Other Information	[__]
Officer Information	[__]
Stock Ownership	[__]
Information about the Fund’s Manager and Administrator	[__]
Submission of Proposals for Next Meeting of Stockholders	[__]
Other Matters	[__]
Reports to Stockholders	[__]
Appendix A -- Additional Information Regarding Nominees	[__]
Appendix B -- Nominating and Corporate Governance Committee Charter	[__]
Appendix C -- Management Agreement	[__]
Appendix D -- Stock Ownership	[__]

PROXY STATEMENT
(dated April __, 2008)

FAIRHOLME FUNDS, INC.
4400 Biscayne Blvd.
9th Floor
Miami, FL 33137

ANNUAL MEETING OF STOCKHOLDERS
May 19, 2008

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Fairholme Funds, Inc. (the “Company”) and its sole series, the Fairholme Fund (the “Fund”) to be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) or at any postponement or adjournment thereof. The Meeting is scheduled to be held at the offices of the Company, 4400 Biscayne Blvd., 9th Floor, Miami, FL 33137, on May 19, 2008, at 2:00 p.m., Eastern Time.

The Board has fixed the close of business on April 4, 2008 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof.  As of the Record Date, the Fund had ___________ shares of common stock outstanding.  Each share is entitled to one vote.  Shares may be voted in person or by proxy.

As a stockholder of the Fund, you are being asked to consider and vote on the following Proposals (collectively, the “Proposals”) concerning:

1.	The election of seven Directors of the Company, each such Director to serve a term of an indefinite duration and until his or her successor is duly elected and qualifies.

2.	The replacement or elimination of the Fund’s fundamental investment policies with respect to:

2.A.	Senior Securities and Borrowing Money
2.B.	Underwriting Securities
2.C.	Concentration
2.D.	Investments in Real Estate
2.E.	Investments in Commodities
2.F.	Loans
2.G.	Limits on Number of Issuers in Which the Fund Invests
2.H.	Investments for the Purpose of Management or Control
2.I.	Acquisitions of More than 10% of the Outstanding Voting Securities of an Issuer
2.J.	Investments in Oil, Gas or Other Mineral Exploration Programs

3.	The approval of the amended and restated investment advisory agreement (“Management Agreement”) between the Company, on behalf of the Fund, and Fairholme Capital Management, L.L.C. (the “Manager”).

In addition, stockholders will be asked to consider and vote on any other business that may properly come before the Meeting and any postponement or adjournments thereof.

The solicitation of proxies will be made primarily by mail and may also be made by telephone or through the Internet.  The cost of soliciting proxies will be borne equally by the Company and the Manager.  The Notice of Annual Meeting of Stockholders, Proxy Statement, and Proxy Card are being mailed to stockholders on or about April __, 2008.

PROPOSAL ONE

Election of Directors

At the Meeting, stockholders will vote on the election of seven Directors of the Company.  Each Director elected at the Meeting will serve a term of indefinite duration and until his or her successor is duly elected and qualifies.  The following individuals, who were recommended by the executive officers of the Company to the Nominating and Corporate Governance Committee, have been nominated by the Nominating and Corporate Governance Committee for election as Director.  It is the intention of the persons named as proxies in the accompanying Proxy Card to vote “FOR” each nominee named below for election as Director.

Cesar L. Alvarez
Terry L. Baxter
Bruce R. Berkowitz
Howard S. Frank
Avivith Oppenheim
Keith D. Trauner
Leigh Walters

Except for Cesar L. Alvarez and Terry L. Baxter, the nominees are existing Directors of the Company.  Each nominee has consented to serve as a Director. The Board knows of no reason why any of the nominees would be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote “FOR” such nominee will be voted for a substitute nominee as the Board may recommend.

Certain information concerning the nominees is set forth below:

Name; Age and Address*	Years of Service**	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director

INTERESTED DIRECTOR NOMINEES
Cesar L. Alvarez***; 60	Not Applicable	Chief Executive Officer of Greenberg Traurig, P.A. since 1997.	None	Chairman, Board of Directors, Pediatrix Medical Group, Inc.; Co-Leading Director, Watsco, Inc.; Director, Intrexon Corporation; Director, Texpack Inc.
Bruce R. Berkowitz***; 49	Since December 29, 1999	Managing Member and Chief Investment Officer, Fairholme Capital Management, L.L.C., a registered investment adviser, since October 1997.	1	Director, TAL International Group, Inc.; Director, White Mountains Insurance Group, Ltd.
Keith D. Trauner***; 50	Since January, 2002	Portfolio Manager, Analyst and Chief Compliance Officer, Fairholme Capital Management L.L.C., a registered investment adviser, since February 1999.	1	None
INDEPENDENT DIRECTOR NOMINIEES
Terry L. Baxter; 62	Not Applicable	Retired. Prior thereto from 1993 to 2002, he served as President, Fund American Enterprises; Chairman of the Board, Source One Mortgage Services Corp.; and President of White Mountains Holdings.	None	Director, Main Street American Group
Howard S. Frank; 66	Since May 7, 2007	Vice Chairman and Chief Operating Officer, Carnival Corporation & plc.	1	Chairman, Steamship Mutual Trust; Vice Chairman, New World Symphony

Avivith Oppenheim, Esq.; 57	Since December 29, 1999	Attorney-at-Law.	1	None

Leigh Walters, Esq.; 61	Since December 29, 1999	Vice-President and Director, Valcor Engineering Corporation. Attorney-at-Law.	1	Director, Valcor Engineering Corporation
*	Unless otherwise indicated, the address of each Nominee is 4400 Biscayne Blvd., 9th Floor, Miami, FL 33137.
**	“Years of Service” refers to the total number of years served as a Director.
***
Mr. Berkowitz, Mr. Trauner and Mr. Alvarez are each an interested person, as defined in the Investment Company Act of 1940, as amended (“1940 Act”), of the Company because of their affiliation with the Manager.

As of March __, 2008, to the knowledge of Fund, the Directors and officers of the Fund, both individually, and as a group, owned __% of the Fund’s shares.  Additional information related to the equity ownership of the Directors in the Fund and the compensation they received from the Fund is presented in Appendix A.  During the Fund’s most recently completed fiscal year, the Directors as a group did not engage in the purchase or sale of more than 1% of any class of securities of the Manager.

During the Fund’s fiscal year ended November 30, 2007, the Board met six (6) times.  Each Director attended at least 75% of the total number of meetings of the Board held during the Fund’s most recently completed fiscal year (or, if not a Director for the entire fiscal year, during the period for which he or she served) and, if a member, at least 75% of the total number of meetings of the committees held during the period for which he or she served.  The Fund does not have a policy requiring a Director to attend meetings of stockholders, but the Fund encourages such attendance.

The Board has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Proxy Voting Committee.  The Audit Committee is comprised of the three Independent Directors of the Company, Howard S. Frank (Chairman), Avivith Oppenheim and Leigh Walters.  Howard S. Frank has been designated as the Fund’s audit committee financial expert.  The Audit Committee meets as needed to review the Fund’s financial statements; to approve the selection of, and consult with, the Fund’s independent auditors; to receive the Fund’s independent auditors’ reports on the Fund’s financial statements and internal controls; to monitor the procedures in place for regulatory compliance; and to perform other related duties.  The Audit Committee met three (3) times during the fiscal year ended November 30, 2007.

The Nominating and Corporate Governance Committee is comprised of the three Independent Directors of the Company, Avivith Oppenheim (Chairperson), Leigh Walters and Howard S. Frank.  The Board has adopted a charter for the Nominating and Corporate Governance Committee, a copy of which is included as Appendix B.  Pursuant to the charter, the Nominating and Corporate Governance Committee identifies, evaluates, selects and nominates candidates for the Board and periodically reviews the composition of the Board.  The Nominating and Corporate Governance Committee also may set standards or qualifications for Board members.  The Nominating and Corporate Governance Committee may consider candidates as Directors submitted by the Fund’s current Board members, officers, investment adviser and other appropriate sources.  The Nominating and Corporate Governance Committee does not consider candidates for Director submitted by stockholders.  The Nominating and Corporate Governance Committee met three (3) times during the fiscal year ended November 30, 2007.

On March 18, 2008, the Nominating and Corporate Governance Committee nominated each of the individuals set forth above, including Cesar L. Alvarez and Terry L. Baxter, to serve as Directors of the Company and recommended that the Board approve such nominations and present the nominees to the stockholders for their approval.

In January 2008, the Board formed a Proxy Voting Committee.  The Proxy Voting Committee is comprised of the three Independent Directors of the Company, Avivith Oppenheim, Leigh Walters and Howard S. Frank.  The Proxy Voting Committee considers proxies with respect to securities held by the Fund involving potential conflicts of interest between the Fund, on the one hand, and the Manager, the Fund’s distributor and their affiliated entities, on the other hand.  The Committee also considers requests for waivers of the proxy voting policy.

To communicate with a Director, a stockholder must send a written communication to the Fund’s principal office at 4400 Biscayne Blvd., 9th Floor, Miami, FL 33137, addressed to the Director.  All stockholder communications received in accordance with this process will be forwarded to the individual Director to whom the communication is addressed.

The Board unanimously recommends that the stockholders vote “FOR” each of the nominees listed above to serve as Director of the Company.  Approval of Proposal One requires the vote of a majority of the total votes cast at the Meeting.

PROPOSAL TWO
Replacement or Elimination of the
Fund’s Fundamental Investment Policies

The Fund is required by the 1940 Act to disclose whether it has a policy regarding the following: (1) diversification, as defined in the 1940 Act; (2) borrowing money; (3) issuing senior securities; (4) underwriting securities issued by other persons; (5) purchasing or selling real estate; (6) purchasing or selling commodities; (7) making loans to other persons; and (8) concentrating investments in any particular industry or group of industries.  Under the 1940 Act, each of these required policies (“Required Policies”) must be designated as a “fundamental” policy, which means that it cannot be changed without a stockholder vote.  In addition to the Required Policies, the Fund may designate any of its other investment policies as fundamental policies (“Additional Policies”).

At a Board of Directors meeting held on March 18, 2008 (the “Board Meeting”), the Manager recommended to the Board that the Fund replace the Fund’s current Required Policies with the new fundamental policies described below and eliminate the Fund’s current Additional Policies.  The Manager expressed its belief that the current fundamental policies are outdated and, in many cases, more restrictive than those required by the 1940 Act, the regulations thereunder or the Securities and Exchange Commission (“SEC”) staff’s interpretations with respect to the 1940 Act or the regulations thereunder.  The Manager explained that many of the Fund’s current Additional Policies and portions of the Fund’s current Required Policies can be traced back to federal or state securities law requirements that have subsequently been made less restrictive or are no longer applicable to mutual funds.  For example, the National Securities Markets Improvement Act of 1996 (“NSMIA”) preempted many investment restrictions formerly imposed by state securities laws and regulations (these state laws and regulations are often referred to as “blue sky” laws and regulations), so those state requirements no longer apply.  The Manager stated its belief that the Fund’s current Required Policies and current Additional Policies unnecessarily limit the investment strategies available to the Manager in managing the Fund’s assets.

In recommending the replacement of the Fund’s Required Policies, the Manager explained that the Proposals were intended primarily to update the policies so that they would track more closely the requirements of the 1940 Act or the regulations thereunder, or the interpretations of the SEC’s staff with respect to those requirements.  In recommending the elimination of the Fund’s current Additional Policies, the Manager noted that the current policies were unnecessary and more restrictive than those required by the 1940 Act or the regulations thereunder or the SEC staff’s interpretations thereof.

The Manager explained to the Board that while approval of the Proposals would grant the Manager greater operational and investment flexibility with respect to the Fund’s portfolio, the Manager did not intend to materially diverge from its current investment practices.  The Manager concluded by noting that the proposed fundamental policies were structured so that they would either: (i) automatically adjust a Fund’s policy to the requirements of the then-prevailing laws or regulations or (ii) permit the Manager to emphasize different strategies or portfolio allocations in light of then-prevailing market conditions or trends.  In the latter instance, the Manager noted that stockholders would be given appropriate notice in the event of a material change in the Fund’s operation that results from the flexibility granted by the approval of a Proposal.

After considering the information presented at the Board Meeting, the Board approved the Manager’s recommendations with respect to the Fund’s current Required Policies and current Additional Policies and recommended that the Proposals be presented to the Fund’s stockholders for their consideration and approval at the Meeting.  If the Proposals are approved by stockholders, only those investment policies that the 1940 Act specifically requires to be fundamental (i.e., Required Policies), as described from Proposal 2.A. through Proposal 2.F. will remain fundamental investment policies of the Fund.

Proposal 2A.     Senior Securities and Borrowing Money

Current Fundamental Policies:

The Fund’s current fundamental policies with respect to issuing senior securities and borrowing money are as follows:

“The Fund will not issue senior securities.”

“The Fund will not borrow money, except from banks for temporary or emergency purposes in amounts not exceeding 5% of the value of the Fund’s assets at the time of borrowing.”

Proposed New Fundamental Policy:

The Fund proposes to replace the Fund’s current fundamental policies with respect to issuing senior securities and borrowing money with the following new, combined fundamental investment policy:

“The Fund may not issue any senior security (as that term is defined in the 1940 Act) or borrow money, except to the extent permitted by the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, or interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.

For the purposes of this restriction, margin and collateral arrangements, including, for example, with respect to permitted borrowings, options, futures contracts, options on futures contracts and other derivatives such as swaps, are not deemed to involve the issuance of a senior security.”

Discussion of the Proposal:

Under the 1940 Act, a mutual fund may not issue senior securities, except that it may borrow from banks, for any purpose, up to 33 1/3% of its total assets.  Certain types of transactions entered into by a mutual fund, including, among others, futures contracts, repurchase agreements, short sales, and when-issued and delayed delivery transactions, may be considered by the SEC staff to raise senior security issues.  Under current SEC staff interpretations, these transactions are not deemed to be prohibited by the 1940 Act provided that certain coverage requirements designed to protect stockholders are met.

The proposed fundamental policy clarifies that margin and collateral arrangements entered into by the Fund would not be deemed to involve the issuance of a senior security.  In addition, the proposed policy would conform the Fund’s policy more closely to the exact statutory and regulatory requirements regarding senior securities and borrowing, as they exist from time to time.  As a result, the Fund could avoid the time and expense of obtaining stockholder approval to change the policy in response to future changes in statutory or regulatory requirements.

Proposal 2.B.       Underwriting Securities

Current Fundamental Policy:

The Fund’s current fundamental policy with respect to underwriting securities offerings is as follows:

“The Fund will not underwrite the distribution of securities of other issuers.”

Proposed New Fundamental Policy:

The Fund proposes to replace the Fund’s current fundamental policy with respect to underwriting securities offerings with the following new fundamental investment policy:

“The Fund may not act as an underwriter of securities, except that the Fund may acquire restricted securities under circumstances in which, if such securities were sold, the Fund might be deemed to be an underwriter for purposes of the Securities Act of 1933, as amended.”

Discussion of the Proposal:

The proposed fundamental policy clarifies that the Fund is not prohibited from acquiring “restricted securities” to the extent such investments are consistent with the Fund’s investment objective, even if such investments may result in the Fund being considered an underwriter under the federal securities laws.  Restricted securities are securities that have not been registered under the Securities Act of 1933 (“Securities Act”) and are purchased directly from the issuer or in the secondary market and may not be resold unless registered under Securities Act or pursuant to an applicable exemption from such registration.  Restricted securities have historically been considered a subset of illiquid securities (i.e., securities for which there is no public market).

Because it must maintain a certain amount of liquidity to meet redemption requests, the Fund does not typically hold a significant amount of restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation.  The Fund has a non-fundamental policy, which is consistent with current SEC staff interpretations, restricting the Fund from maintaining more than 15% of its net assets in illiquid securities.  The proposed policy would not affect this non-fundamental policy on investing in restricted securities that are considered illiquid securities.

Proposal 2.C.            Concentration

Current Fundamental Policy:

The Fund’s current fundamental policy with respect to concentrating investments in an industry is as follows:

“The Fund will not under normal circumstances invest less than 25% of its assets in a single market sector.  The market sectors in which the Fund invests will change from time to time, but the Fund will not at any time invest more than 25% of its assets in a single industry within that market sector.”

Proposed New Fundamental Policy:

The Fund proposes to replace the Fund’s current fundamental policy with respect to concentrating investments in an industry with the following new fundamental investment policy:

“The Fund may not concentrate investments in an industry, as concentration may be defined under the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.”

Discussion of the Proposal:

The 1940 Act does not define what constitutes “concentration” in an industry.  The SEC staff has, however, taken the position that investments of more than 25% of a mutual fund’s total assets in one or more issuers conducting their principal business activities in the same industry (excluding the U.S. Government, its agencies or instrumentalities) constitutes concentration.

Although the Manager may manage the Fund so that it maintains a focused portfolio of securities within a particular market sector, the proposed policy would limit the extent to which the Fund could invest in securities of issuers in an industry within that sector.  The proposed policy would permit the Fund to invest up to the prescribed limits under the 1940 Act and accompanying SEC interpretations, as those limits are updated from time to time.

Proposal 2.D.        Investments in Real Estate

Current Fundamental Policy:

The Fund’s current fundamental policy with respect to investing in real estate is as follows:

“The Fund will not purchase or sell real estate, real estate loans or real estate investment partnerships, although it may invest in marketable securities of companies that invest in real estate or interests in real estate.”

Proposed New Fundamental Policy:

The Fund proposes to replace the Fund’s current fundamental policy with respect to investing in real estate with the following new fundamental investment policy:

“The Fund may not purchase or sell real estate, except that it may dispose of real estate acquired as a result of the ownership of securities or other instruments. This restriction does not prohibit the Fund from investing in securities or other instruments backed by real estate or in securities of companies engaged in the real estate business.”

Discussion of the Proposal:

Under its current policy, the Fund may be restricted in its ability to sell real estate even when ownership of the real estate results from a permissible investment of the Fund.  For instance, it is possible that the Fund could, as a result of an investment in debt securities of a company that deals in real estate, come to hold an interest in real estate in the event of a default.  The proposed policy would permit the Fund to sell real estate when ownership of the real estate results from permissible investments.

The portion of the current policy limiting the Fund’s investment in real estate limited partnerships was derived from state “blue sky” requirements that are no longer applicable.  The proposed policy would clarify that the Fund may invest in securities or other instruments backed by real estate or in securities of companies engaged in the real estate business.

Proposal 2.E.            Investments in Commodities

Current Fundamental Policy:

The Fund’s current fundamental policy with respect to investing in commodities is as follows:

“The Fund will not invest in commodities, futures contracts or option contracts.”

Proposed Fundamental Policy:

The Fund proposes to replace the Fund’s current fundamental policy with respect to investing in commodities with the following new fundamental investment policy:

“The Fund may not purchase or sell commodities regulated by the Commodity Futures Trading Commission under the Commodity Exchange Act or commodity contracts, except for futures contracts and options on futures contracts.”

Discussion of the Proposal:

The proposed policy clarifies that the Fund may use commodity futures and options thereon as well as option contracts.  Options, futures contracts and options on futures contracts are regularly used by many mutual funds and other institutional investors and could, in the future, provide investment opportunities for the Fund.  At the present time, the Manager does not intend to purchase such securities for the Fund, but believes that such securities should be available to the extent permitted by statute, rule or regulation.

Proposal 2.F.            Loans

Current Fundamental Policy:

The Fund’s current fundamental policy with respect to lending money is as follows:

“The Fund will not lend money (but this restriction shall not prevent the Fund from investing in debt securities or repurchase agreements, or lending its portfolio securities).”

Proposed Fundamental Policy:

The Fund proposes to replace the Fund’s current fundamental policy with respect to lending money with the following new fundamental investment policy:

“The Fund may not make loans, except through (i) the purchase of debt obligations in accordance with its investment objective and policies; (ii) the lending of portfolio securities; (iii) the use of repurchase agreements; or (iv) the making of loans to affiliated funds, each as permitted under the 1940 Act, the rules and regulations thereunder (as such statutes, rules or regulations may be amended from time to time), or by guidance regarding, and interpretations of, or exemptive orders under, the 1940 Act.”

Discussion of Proposal:

The proposed policy clarifies that the Fund may enter into securities lending arrangements and inter-fund lending arrangements to the extent permitted by the 1940 Act and the then-current SEC staff position.  The SEC staff currently limits loans of the Fund’s securities to one-third of the Fund’s assets, including any collateral received from the loan, provided that loans are 100% collateralized by cash or cash equivalents.

The proposed policy would automatically conform to the latest regulatory requirements or SEC staff positions concerning loans by mutual funds.  The Fund would thereby avoid the need to solicit stockholder approval of any future change to the policy designed to address the latest regulatory requirement or SEC staff position concerning loans by mutual funds.

Proposal 2.G.           Limit on Number of Issuers in Which the Fund Invests

Current Fundamental Policy:

The Fund’s current fundamental policy with respect to limiting the number of issuers held in its portfolio is as follows:

“The Fund will not invest in more than 25 issuers with respect to 75% of its assets.”

Discussion of Proposal:

The Fund proposes to eliminate the current fundamental policy.  Although the Fund has complied with this policy since inception, the 1940 Act does not require the Fund to have a fundamental policy with respect to non-diversification, although it must be disclosed to stockholders.  The Fund is “non-diversified,” which means that it does not meet the definition of “diversified” under the 1940 Act, and the Manager intends to manage the Fund in accordance with this classification.  Having an arbitrary limit on the number of issuers unnecessarily places limitations on the Fund and the Manager.

A non-diversified mutual fund can become diversified if it operates as a diversified fund for three years.  Thereafter, the mutual fund cannot change its classification status back to non-diversified without a stockholder vote.  It is the Fund’s intention to remain a non-diversified fund as defined under the 1940 Act.

Proposal 2.H.       Investments for the Purpose of Management or Control

Current Fundamental Policy:

The Fund’s current fundamental policy with respect to investing for the purpose of management or control of an issuer is as follows:

“The Fund will not invest in companies for the purpose of management or the exercise of control.”

Discussion of Proposal:

The Fund proposes to eliminate the current fundamental policy.  The current policy was designed to address state “blue sky” requirements that are no longer applicable in light of NSMIA.

If this Proposal were approved by stockholders, the Fund would have the ability to make investments for the purpose of effecting the management or control of an issuer and may, from time to time, make such investments, subject to applicable legal restrictions with respect to such investments.  The investment flexibility permitted by the elimination of this policy would represent an additional investment strategy available to the Manager in connection with its management of the Fund.

Proposal 2.I.         Acquisitions of More than 10% of the Outstanding Voting Securities of an Issuer

Current Fundamental Policy:

The Fund’s current fundamental policy with respect to acquiring more than 10% of the outstanding voting securities of an issuer is as follows:

“The Fund will not acquire securities of any one issuer that at the time of investment represent more than 10% of the voting securities of the issuer.”

Discussion of Proposal:

The Fund proposes to eliminate the current fundamental policy.  The current policy was designed to address state “blue sky” requirements that are no longer applicable in light of NSMIA.  The Fund will, however, have to meet certain periodic tests with respect to the amount of voting securities it can acquire with respect to a portion of its portfolio in order to maintain its tax status as a regulated investment company.

Proposal 2.J.         Investments in Oil, Gas or Other Mineral Exploration Programs

Current Fundamental Policy:

The Fund’s current fundamental policy with respect to investing in oil, gas or other mineral exploration programs is as follows:

“The Fund will not invest in oil, gas, or other mineral exploration or development programs, although it may invest in marketable securities of companies engage in oil, gas or mineral exploration.”

Discussion of Proposal:

The Fund proposes to eliminate the current fundamental policy.  The current policy was designed to address state “blue sky” requirements that are no longer applicable in light of NSMIA.

The Board unanimously recommends that you vote “FOR” each of the Proposals set forth above (Proposal 2.A. through Proposal 2.J.).

Approval of each of the Proposals set forth above (Proposal 2.A. through 2.J.) requires the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Fund as defined in the 1940 Act, which means the lesser of (i) 67% or more of the voting securities of the Fund present or represented by proxy, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund (“1940 Act Majority”).

If the stockholders do not approve a Proposal regarding a fundamental investment policy, the Fund’s current fundamental investment policy will remain the same.

PROPOSAL THREE

Management Agreement

At the Board Meeting, the Manager proposed that the Directors approve the Management Agreement between the Company, on behalf of the Fund, and the Manager.  The Management Agreement, a copy of which is attached as Appendix C, combines the terms and fees of the existing Investment Advisory Agreement between the Company, on behalf of the Fund, and the Manager and the existing Operating Services Agreement between the Company, on behalf of the Fund, and the Manager.  As a result, adoption of the Management Agreement (i) would result in an increase in the advisory fee payable by the Fund to the Manager from an annual rate of 0.50% to an annual rate of 1.00%, based on average daily net assets of the Fund and (ii) would incorporate the material terms of the Operating Services Agreement.  If stockholders approve the Proposal, the Fund will terminate the Operating Services Agreement with the Manager and eliminate the operating services fee at an annual rate of 0.50%, based on the average daily net assets of the Fund, payable under that Agreement.  The combination of the terms and fees of the existing Investment Advisory Agreement and the Operating Services Agreement, resulting in the Management Agreement, will not result in an increase to the overall fee amount payable by the Fund to the Manager.

Based on the information it received at the Board Meeting, the Board considered and approved the Management Agreement, subject to its further approval by the Fund’s stockholders.  Please see “Board Considerations Regarding the Management Agreement” for a discussion of the Board’s consideration in making its recommendation.

Description of the Terms of the Existing Investment Advisory Agreement and the Operating Services Agreement

Under the terms of the existing Investment Advisory Agreement, dated October 15, 1999 and last submitted to, and approved by, stockholders on December 15, 1999, the Manager serves as the investment adviser and makes the investment decisions for the Fund and continuously reviews, supervises and administers the Fund’s investment program subject to the supervision of, and policies established by, the Directors.  Under the Investment Advisory Agreement, the Fund pays an advisory fee to the Manager at an annual rate equal to 0.50% of the daily average net assets of the Fund.  The continuance of the Investment Advisory Agreement was most recently considered and approved by the Board, in accordance with the requirements of Section 15(c) of the 1940 Act, at its meeting on October 24, 2007.

In addition to providing investment advisory services to the Fund, the Manager, under the Operating Services Agreement, as amended through January 22, 2007, manages, or arranges to manage, all other business affairs of the Fund, including, but not limited to: (i) accounting services and functions, including costs and expenses of any independent public accountants; (ii) non-litigation related legal and compliance services, including the expenses of maintaining registration and qualification of the Fund under federal state and any other applicable laws and regulations; (iii) dividend disbursing agent, dividend reinvestment agent, transfer agent, and registrar services and functions (including answering inquiries related to stockholder accounts); (iv) custodian and depository services and functions; (v) distribution, marketing, and/or underwriting services; (vi) independent pricing services; (vii) preparation of reports describing the operations of the Fund; (viii) sub-accounting and recordkeeping services and functions; (ix) stockholder and board of directors communication services and other communications to the Fund’s stockholders; (x) other day-to-day administrative services and premiums for the fidelity bond maintained by the Fund; and (xi) a call center in order to respond to information and transaction requests from existing and potential stockholders of the Fund (collectively, the “Operating Services”).  The Manager, on behalf of the Fund, has engaged various service providers, including U.S. Bancorp Fund Services, LLC and Quasar Distributors, LLC, to provide many of the foregoing Operating Services to the Fund and compensates those service providers from the compensation it receives from the Fund under the Operating Services Agreement.

Comparison of Current Fees and Management Fee

The Current Fees

The Manager receives an advisory fee from the Fund pursuant to the Investment Advisory Agreement at an annual rate of 0.50%, based on the average daily net assets of the Fund (the “Advisory Fee”).  For the most recent fiscal year ended November 30, 2007, the Fund paid $25,972,441 in advisory fees to the Manager.  The Manager also receives an operating services fee from the Fund pursuant to the Operating Services Agreement at an annual rate equal to 0.50% of the daily average net assets of the Fund (the “Operating Services Fee”).  For the most recent fiscal year ended November 30, 2007, the Fund paid $25,972,441 to the Manager for its provision and oversight of operational services to the Fund.  Total fees of $51,944,882 were paid to the Manager.

The Management Fee

The Manager will receive a management fee from the Fund pursuant to the Management Agreement at an annual rate of 1.00% of the Fund’s average daily net assets (the “Management Fee”).  If the Management Fee had been in effect for the most recent fiscal year ended November 30, 2007, the Fund would have paid $51,944,882 to the Manager.  Although the Management Fee would have represented an increase of 100% in the Advisory Fee, such increase would have been offset by the corresponding decrease of 100% in the Operating Services Fee.  If the Management Fee were in effect, the Operating Services Agreement would have been terminated and the Fund would not have been obligated to pay the Operating Services Fee to the Manager.

Description of the Terms of the Management Agreement

The Manager explained to the Board that, in addition to the Management Fee, the Management Agreement incorporates the material terms of the Operating Services Agreement.  The Manager explained that, under the Management Agreement, the Manager will remain responsible for providing, or arranging to provide, each of the Operating Services.

Pro Forma Fee Table and Expense Examples

The following pro forma fee table and expense examples illustrate the impact of the Management Fee on the Fund’s annual operating expenses.  The fee table and expense examples are designed to assist stockholders in evaluating the Proposal.  The table below compares the Fund’s operating expenses, including the Advisory Fee and Operating Services Fee currently in place, for the fiscal year ended November 30, 2007 to the Fund’s hypothetical operating expenses for the same period assuming the Management Fee had been in place.

Operating Expenses
	With Advisory Fee and Operating Services Fee	With Management Fee
Advisory Fee and Operating Services Fee/Management Fee	1.00%	1.00%
Distribution (12b-1) Fees	0.00%	0.00%
Other Expenses	0.00%	0.00%
Acquired Fund Fees and Expenses	0.01%	0.01%
Total Annual Fund Operating Expenses	1.01%	1.01%

The following expense examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  They assume that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. They also assume that your investment has a 5% return each year, that the Fund’s operating expenses stay the same and that all dividends and distributions are reinvested.

Examples
	With Advisory Fee and Operating Services Fee	With Management Fee
After 1 Year	$ 103	$ 103
After 3 Years	$ 322	$ 322
After 5 Years	$ 558	$ 558
After 10 Years	$1,236	$1,236

As shown in the fee tables and expense examples above, approval of the proposed Management Agreement will not result in an increase to the total expenses of the Fund because the increase to the Advisory Fee will be offset by an equivalent decrease to the Operating Services Fee paid by the Fund under the Operating Services Agreement.

Board Considerations Regarding the Management Agreement

In March 2008, the Manager informed the Board that the Manager intended to request that the Board consider and approve the Management Fee payable to the Manager pursuant to the Management Agreement, which would incorporate the terms and fees of the existing Investment Advisory Agreement and Operating Services Agreement. To assist in its consideration of the Management Agreement, the Board requested and received from the Manager, various written materials providing detailed information about: (a) changes to the Investment Advisory Agreement, which related to the services to be performed by the Manager under the Management Agreement, and a general description of the services to be performed for the Fund by the Manager pursuant to the Management Agreement; (b) the level and structure of the investment management fee to be paid by the Fund to the Manager under the Management Agreement; (c) the Manager’s investment management personnel involved in the day-to-day investment operations of the Fund; (d) the Fund’s historical investment performance resulting from the Manager’s management of the Fund; (e) the Manager’s operations and financial condition, as well as its profitability associated with its management of the Fund; (f) the Manager’s brokerage practices (including any soft dollar arrangements) and investment strategies; and (g) the Manager’s comprehensive compliance program and the qualifications of its chief compliance officer and compliance staff.

After receiving and reviewing these materials, the Board discussed the Management Agreement and the Manager’s proposal to increase the fee payable by the Fund to the Manager under the Management Agreement.  Representatives from the Manager attended the Board Meeting and presented additional oral and written information to the Board to assist the Board in its considerations.

The Board then deliberated on the proposal, including the increase to the investment advisory fee from the Current Fee to the Management Fee.  The Independent Directors met in executive session to discuss the Management Agreement and the Management Fee.  After such deliberations, the Board, including a majority of the Independent Directors, unanimously determined that it would be in the best interests of the Fund and its stockholders to approve the Management Agreement and the increase to the fee payable by the Fund to the Manager under the Management Agreement.

In determining whether to approve the Management Agreement and to recommend its approval to stockholders, the Board considered the following factors, in addition to all other information it deemed relevant.

A.           Nature and Quality of Services Provided

The Directors considered information provided by the Manager concerning the changes to the Investment Advisory Agreement relating to the services to be performed for the Fund by the Manager pursuant to the Management Agreement and information concerning the nature, extent and quality of investment advisory and other operational services to be provided, or overseen, by the Manager.  The Directors reviewed the information concerning the personnel responsible for the day-to-day management of the Fund, the Manager’s research capability and overall reputation and the Manager’s planned staffing levels.  They considered the Manager’s addition of new personnel and assurances from the Manager that it would continue to have the expertise and resources necessary to provide the advisory and administrative services required by the Fund.  They also considered the Manager’s commitment to the Fund as evidenced by the share ownership in the Fund by the management/owners of the Manager.

The Directors considered the Manager’s compliance policies and procedures, which include policies designed to ensure the Fund’s compliance with its investment objective, policies and restrictions and other laws and regulatory requirements applicable to the Fund and to address the Manager’s conflicts of interest in providing services to the Fund and to other advisory clients, including the Manager’s allocation policies.

The Directors did not compare the services provided by the Manager to the Fund with the services provided by Manager to its other advisory accounts. They determined not to compare these services because the services provided by the Manager to its other advisory accounts are materially different from the services provided by the Manager to the Fund. They noted that the services differ because the Manager’s other advisory accounts have different investment strategies, can invest in certain instruments to a greater extent than the Fund and require different investor services.

Based on this review, the Board concluded that the range and quality of services provided by the Manager to the Fund were appropriate and were expected to continue under the Management Agreement.

B.           Investment Performance

The Directors considered information comparing the investment performance of the Fund with the investment performance of its comparative index and other similarly situated mutual funds. They reviewed information concerning the securities held by the Fund that appreciated or depreciated by more than $25 million over the period beginning January 1, 2007 and ended December 31, 2007.

The Directors considered that the Fund had outperformed its relevant index from commencement of the 2007 fiscal year through November 30, 2007 by 6.86%. They noted that since inception through November 30, 2007, the Fund had a cumulative return of 261.17% compared to a cumulative return of 14.55% for the S&P 500 Index over the same period. The Directors noted that Morningstar Investments (“Morningstar”), a mutual fund information clearinghouse, ranks the Fund as a five-star fund in its large-cap blend category.

The Directors reviewed information comparing the Fund’s performance with the performance of similarly situated mutual funds selected by the Manager. They noted that the Fund’s annualized returns of -3.61% from January 1, 2008 to March 11, 2008 and of 11.79% and 19.25% over the 3-year and 5-year periods, respectively, were comparable to the average returns of the selected funds of -9.77% from January 1, 2008 to March 11, 2008 and of 4.59% and 12.65% over the 3-year and 5-year periods, respectively.

Based upon these factors, the Directors concluded that the Manager had achieved excellent performance and management results for the Fund for the reviewed periods.

C.           Management Fee and Fund Expense Ratio

The Directors considered information concerning the Management Fee and its effect on the Fund’s overall expense ratio as well as information comparing the Management Fee and the pro forma expense ratio of the Fund to the advisory fees and expense ratios of other similarly situated mutual funds.  The Directors noted that the Management Fee would cover all expenses of the Fund, except certain expenses such as brokerage commissions, acquired fund expenses and extraordinary expenses. The Directors noted the Management Fee is comparable to the advisory fees of the similarly situated mutual funds selected by the Manager and that the Fund’s pro forma total annual expense ratio of 1.00% is comparable to the average expense ratio (as calculated by Morningstar) of the low cost five-star mutual funds included in materials and to the average expense ratio of the similarly situated mutual funds selected by the Manager.  They noted that the low cost five-star mutual funds consisted of approximately 160 mutual funds and excluded index funds and sector funds.

In evaluating the Management Fee, the Directors took into account the demands, complexity, and quality of the investment management of the Fund.  The Directors also considered information concerning the fees paid by the Manager to the Fund’s service providers, such as the custodian, transfer agent, administrator and fund accountant.  They also considered information regarding the Manager’s payment from its resources of certain expenses for the benefit of Fund, including distribution expenses and account-level expenses associated with certain omnibus accounts.

The Directors did not compare the fees charged by the Manager to the Fund with the fees charged by the Manager to its other advisory accounts. They determined not to compare these fees because the services provided by the Manager to its other advisory accounts are materially different from the services provided by the Manager to the Fund. Although the Directors did not compare the fees charged by the Manager to its other advisory accounts with the fees charged by the Manager to the Fund, the Directors were advised that the total fees charged by the Manager to the Fund were generally lower than the fees charged by the Manager to its other advisory accounts.

After considering the Management Fee and the Fund’s pro forma expense ratio relative to the advisory fees and expense ratios of other similarly-situated mutual funds, the Directors determined that the Management Fee was reasonable in light of the investment advisory and operational services provided by or through the Manager and the fees charged by other advisers to similar funds offering similar services.

D.           Profitability

The Directors considered information regarding the Manager’s profitability in connection with its receipt from the Fund of the Current Fee, including the Operating Services Fee, and any differences due to the Management Fee. The Directors noted that the information provided to them was estimated by the Manager. They considered the Manager’s past profitability in light the Fund’s overall expense ratio and performance and the services provided by or through the Manager and concluded that the Manager’s profitability was not such as to prevent them from approving the Management Agreement.

E.           Economies of Scale

The Directors considered information concerning economies of scale and whether the Management Fee might require adjustment in light of economies of scale. The Directors reviewed the Fund’s increase in asset size resulting from both appreciation and new stockholder accounts and determined that no modification of the Management Fee was necessary in light of the fact that the Fund’s pro forma expense ratio was less than or comparable to its peers and below the expense ratio of the average actively-managed equity mutual fund.

F.           Other Items

The Directors also considered the Manager’s agreement to bear one-half of the costs and expenses associated with soliciting stockholders for their approval of the Proposals included in the proxy statement, and the Board’s conclusion that it was appropriate for the Manager to bear a portion of those costs and expenses.

The Directors also took into consideration the fact that the Fund terminated its Rule 12b-1 Plan.  They noted that, as a result of such termination, the Fund would be required to present stockholders with a new Rule 12b-1 plan and obtain their approval of the plan prior to the Fund compensating any person for distribution services.

G.           Conclusion

In evaluating the aforementioned considerations, the Directors did not identify any single factor as all-important or controlling in its evaluation of the Management Agreement. In light of the Manager’s provision of advisory, administrative and other services, the Fund’s performance, and the reasonableness of the Fund’s overall expenses compared to its peers, the Board of Directors, including all of the Independent Directors, concluded that the Management Fee to be paid by the Fund to the Manager under the Management Agreement was reasonable and in the best interests of the Fund and its stockholders.

Certain Information about the Manager

Membership interests in the Manager are held by Bruce R. Berkowitz, Gables Investment Partnership, LLLP and East Lane, LLC.  The address for each of the foregoing is 4400 Biscayne Blvd., 9th Floor, Miami, FL 33137.  Mr. Berkowitz controls Gables Investment Partnership, LLLP and East Lane, LLC.  He is the managing member of Gables Investment GP, LLC, the general partner of Gables Investment Partnership, LLLP, and the sole limited partner of Gables Investment Partnership, LLLP.  The address of Gable Investment GP, LLC is also 4400 Biscayne Blvd., 9th Floor, Miami, FL 33137.  He is also the managing member of East Lane, LLC.

The following chart sets forth information with respect to the name and principal occupations of the managing member and executive officers of the Manager.  The address for each person is 4400 Biscayne Blvd., 9th Floor, Miami, FL 33137.  Mr. Berkowitz is also the President and a Director of the Company.  Mr. Keith D. Trauner is also a Director of the Company.

Name	Position with the Manager and Principal Occupation
Bruce R. Berkowitz	See biography above (on page __).
Charles Fernandez	See biography below (on page __).
Paul Thomson	See biography below (on page __).
Keith D. Trauner	See biography above (on page __).

The Board unanimously recommends that you vote “FOR” Proposal Three.

Approval of Proposal Three requires the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Fund as defined in the 1940 Act, which means the lesser of (i) 67% or more of the voting securities of the Fund present or represented by proxy, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund (“1940 Act Majority”).

If the stockholders do not approve the Proposal, the Investment Advisory Agreement and the Operating Services Agreement will remain in effect.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Fund’s independent registered public accounting firm.  At a meeting held on January 22, 2008, the Board by the vote, cast in person, of a majority of the Directors, including a majority of the Directors who are not “interested persons” of the Fund, approved Deloitte & Touche LLP, independent registered public accounting firm (“Deloitte”), to audit the Fund’s accounts for the fiscal year ending November 30, 2008.

Deloitte has audited the Fund’s accounts for its last two fiscal years, and has represented that it does not have any direct financial interest or any material indirect financial interest in the Fund.  Representatives of Deloitte will be available at the Meeting to make a statement if they desire to do so and to respond to appropriate questions from the stockholders.

The following table sets forth the aggregate fees billed by Deloitte for the Fund’s last two fiscal years for professional services rendered for: (i) the audit of the Fund’s annual financial statements included in the Fund’s annual report(s) to stockholders; (ii) assurance and related services that are reasonably related to the performance of the audit of the Fund’s financial statements and are not reported under (i); (iii) tax compliance, tax advice and tax return preparation; and (iv) aggregate non-audit services provided to the Fund, the Manager and entities that control, are controlled by or under common control with the Manager that provide ongoing services to the Fund (“Service Affiliates”).

	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees for Services Provided to the Fund	All Fees for Non-Audit Services Provided to the Fund, Manager and Service Affiliates
2006	$41,340	$0	$7,500	$0	$0
2007	$43,917	$0	$7,875	$0	$0

The Audit Committee policies and procedures require the pre-approval of all audit and non-audit services provided to the Fund by the independent registered public accounting firm.  The Audit Committee policies and procedures also require pre-approval of all audit and non-audit services provided to the Manager and Service Affiliates to the extent that these services are directly related to the operations or financial reporting of the Fund.  All of the amounts for Audit Fees, Audit-Related Fees and Tax Fees in the preceding table are for services pre-approved by the Audit Committee.  No Non-Audit Services were provided to the Fund, the Manager and Service Affiliates for 2007.  The Audit Committee policies and procedures require the Audit Committee to consider whether a provision of any non-audit services not pre-approved by the Audit Committee provided by the Fund’s independent registered public accounting firm to the Manager and Service Affiliates is compatible with maintaining the independent registered public accounting firm’s independence.

PROXY VOTING AND STOCKHOLDER MEETINGS

All properly executed and timely received proxies will be voted in accordance with the instructions marked thereon or otherwise provided therein.  Accordingly, unless instructions to the contrary are marked, proxies will be voted (i) FOR the election of each of the nominees as a Director (Proposal One), (ii) FOR the replacement or elimination of certain of the Fund’s fundamental investment restrictions (Proposal Two (2.A. - 2.J.)), and (iii) FOR the Management Agreement, which reflects an increase to the current investment advisory fee paid by the Fund to the Manager (Proposal Three).  Any stockholder may revoke his or her proxy at any time prior to its exercise by giving written notice to the Secretary of the Company at 4400 Biscayne Blvd., 9th Floor, Miami, FL 33137, by signing and submitting another proxy of a later date, or by personally voting at the Meeting.

Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an “abstention”) or represent a broker “non-vote” (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote).

The approval of Proposal One requires the vote of a majority of the total votes cast at the Meeting, assuming a quorum is present.  For purposes of the election of Directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.  The approval of Proposal Two and Proposal Three requires the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Fund, as defined in the 1940 Act, which means the lesser of (i) 67% or more of the voting securities of the Fund present or represented by proxy, if the holders of more than 50% of the Fund’s outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund.  For purposes of Proposal Two and Proposal Three, abstentions and broker non-votes will have the effect of votes against the proposal, although they will be considered present for purposes of determining the presence of a quorum.  If any matter other than the Proposals properly comes before the Meeting, the shares represented by proxies will be voted on all such other Proposals in the discretion of the person or persons voting the proxies.  The Fund has not received notice of, and is not otherwise aware of, any other matter to be presented at the Meeting.

A quorum for the Meeting will consist of the presence in person or by proxy of the holders of record of one third (1/3RD) of the outstanding shares entitled to vote at the Meeting.  Whether or not a quorum is present at the Meeting, if sufficient votes in favor of the position recommended by the Board on any Proposal described in the Proxy Statement are not timely received, any officer of the Fund present entitled to preside or act as Secretary of the Meeting may, but is under no obligation to, with no other notice than announcement at the Meeting, propose and vote for one or more adjournments of the Meeting for up to 120 days after the Record Date to permit further solicitation of proxies.  The Meeting may be adjourned with respect to fewer than all the Proposals in the Proxy Statement and a stockholder vote may be taken on any one or more of the Proposals prior to any adjournment if sufficient votes have been received for approval thereof.  Shares represented by proxies indicating a vote contrary to the position recommended by a majority of the Board on a Proposal will be voted against adjournment as to that Proposal.

The Company has engaged The Altman Group, Inc. (the “Proxy Solicitor”), 60 East 42nd Street, Suite 405, New York, New York 10165, to assist in soliciting proxies for the Meeting.  It is estimated that the Proxy Solicitor will receive a management fee of $7,500 for its services, to be paid by the Manager and the Company, plus reimbursement of additional proxy soliciation expenses.

OTHER INFORMATION

Officer Information

Certain information concerning the Company’s officers is set forth below.  The Company’s officers are elected by the Board and serve for a term of one year and until his or her successor is duly elected and qualifies.  The earliest date for which an officer was elected to serve in that capacity is presented below.

Name; Age and Address*	Position(s); Year Elected	Principal Occupation during the past five years
Bruce R. Berkowitz; 49	President; since the Company’s inception.	See biography above (on page __).
Paul R. Thomson; 51	Treasurer; since January 2008
Various positions, Managing Director and Chief Financial Officer of Colliers-Seeley, Inc., a full service real estate brokerage firm, 2004-2007. Vice-President, Chief Financial Officer and Treasurer of Big City Radio, Inc., a publicly traded owner and developer of radio stations, since prior to 2003.

Charles M. Fernandez; 46	Secretary; since January 2008
President of Lakeview Health Systems LLC, a privately-held healthcare company, 2003-2007. From 1999 to 2003, CEO of Big City Radio, Inc.  From 1997 to 2003, held various positions with IVAX Corporation, a publicly-traded manufacturer of generic drugs, serving most recently as a Director and Chairman of the Audit Committee of the Board of Directors.

Larry S. Pitkowsky; 43	Vice President; since March 2008	Chief Executive Officer of FCM Services, Inc., an affiliate of the Manager. Prior thereto, a member of the Fund’s portfolio management team and a senior member of the Manager since prior to 2003.

Kathryn Battistella; 35	Chief Compliance Officer; since May 2006	Chief Compliance Officer of the Company and employee of the Manager since May 2006. Prior thereto, Assistant Vice President – Relationship Officer of Citigroup – Private Bank from August 2002 to 2006.

* The address for each of the officers is 4400 Biscayne Blvd., 9th Floor, Miami, FL 33137.

Stock Ownership

Information regarding person(s) who owned of record or were known by the Fund to beneficially own 5% or more of the Fund’s shares on March __, 2008 is provided in Appendix D.

Information About the Fund’s Manager and Administrator

As discussed above, the Fund’s investment adviser is Fairholme Capital Management, L.L.C., 4400 Biscayne Blvd., 9th Floor, Miami, FL 33137.  The Fund’s administrator is U.S. Bancorp Fund Services, LLC (“USBFS”), P.O. Box 701, Milwaukee, WI 53201.  USBFS oversees the day-to-day administration and operations of the Fund and provides transfer agency and related stockholder administrative services.  The Fund’s distributor is Quasar Distributors, LLC, an affiliate of USBFS, 615 East Michigan Street, Milwaukee, WI 53202.

Submission of Proposals for Next Meeting of Stockholders

The Company does not hold stockholder meetings annually.  Any stockholder who wishes to submit a Proposal to be considered at the Company’s next meeting of stockholders should send the Proposal to the Company so as to be received within a reasonable time before the Board makes the solicitation relating to such meeting, in order to be included in the Company’s proxy statement and form of proxy card relating to such meeting.

Other Matters

The Company’s management does not know of any matters properly to be presented at the Meeting other than those mentioned in this Proxy Statement.  If any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in the discretion of the person or persons voting the proxies.

Reports to Stockholders

The Company will furnish each person to whom this Proxy Statement is delivered with a copy of its latest annual report to stockholders and its subsequent semi-annual report to stockholders, if any, upon request and without charge.  To request a copy, please call Fund Shareholder Servicing toll free at 1-866-202-2263, by writing to: Fairholme Funds, Inc., c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201, or by downloading from the Fund’s website: www.fairholmefunds.com.

By Order of the Board of Directors,

Bruce R. Berkowitz
President

April __, 2008
Miami, FL

APPENDIX A

ADDITIONAL INFORMATION REGARDING NOMINEES

Ownership of the Fund’s Shares

The dollar range of the Fund’s shares owned by each Director or nominee and the aggregate dollar range of securities owned in the “family of investment companies” are set forth below.

	Dollar Range of the Ownership of the Fund’s Shares as of December 31, 2007	Aggregate Dollar Range in all Funds Overseen by Director or Nominee In Family of Investment Companies as of December 31, 2007
Interested Director Nominee
Cesar L. Alvarez+	None	None
Bruce R. Berkowitz*	Over $100,000	Over $100,000
Keith D. Trauner*	Over $100,000	Over $100,000
Independent Director Nominee
Terry L. Baxter+	None	None
Avivith Oppenheim*	Over $100,000	Over $100,000
Leigh Walters*	Over $100,000	Over $100,000
Howard S. Frank*	Over $100,000	Over $100,000
+  Nominee.
*  Nominee and existing Director.

Compensation From the Fund

During the fiscal year ended 2007, each Director who is not an “interested person” of the Fund (i.e., an “Independent Director”) received an annual retainer of $30,000 with an additional $7,500 paid to the Chairman of the Audit Committee.  Effective January 2008, the Board, upon the recommendation of management, taking into account the Fund’s growth and increased oversight requirements due to such growth, voted to increase (i) the annual retainer paid to Independent Directors to $60,000 and (ii) the annual compensation of the Chairman of the Audit Committee to $15,000.  All Directors are permitted reimbursement for any out-of-pocket expenses incurred in connection with attendance at meetings.  Pursuant to its obligations to the Company under the Operating Services Agreement, the Manager is responsible for paying compensation, if any, to each of the Company’s Independent Directors.  The table below sets forth the compensation paid to Directors for the Fund’s fiscal year ended November 30, 2007:

The Fund does not pay any fees or compensation to its officers or Interested Directors, but the Independent Directors each receive compensation from the Fund as described above.  In addition, the Fund reimburses its Independent Directors for reasonable travel or incidental expenses incurred by them in connection with their attendance at Board meetings.  The Fund offers no retirement plan or other benefits to its Directors.

A-

The aggregate compensation paid by the Fund to the Directors during the Fund’s fiscal year ended in 2007, is set forth below.

NAME OF DIRECTOR	AGGREGATE COMPENSATION FROM THE FUND	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND’S EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION PAID TO DIRECTOR

Bruce R. Berkowitz	$-0-	$-0-	$-0-	$-0-
Keith D. Trauner	$-0-	$-0-	$-0-	$-0-
Joel Uchenick	$18,750	$-0-	$-0-	$18,750
Avivith Oppenheim	$32,976	$-0-	$-0-	$32,976
Leigh Walters	$32,521	$-0-	$-0-	$32,521
Howard S. Frank	$26,250	$-0-	$-0-	$26,250

APPENDIX B

FAIRHOLME FUNDS, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Nominating and Corporate Governance Committee Membership

The Nominating and Corporate Governance Committee of the Fairholme Funds, Inc. (the “Corporation”) shall be composed of all of the Independent Directors of the Corporation.  Management, while not having representatives on the Committee, will nonetheless be expected to have a role in the nominating process by identifying and recommending potential candidates to the Committee for consideration.  The Board of Directors (“Board”) may remove or replace any member of the Committee at any time in its sole discretion.  The members of the Committee will select from their number a chairperson.

Board Nominations and Functions

1.           The Committee shall recommend nominees to the Board for election to the Board.  The Committee shall evaluate each candidate’s qualifications for Board membership and with respect to Independent Director nominees, the Committee shall evaluate each such nominee’s independence from the investment adviser, affiliates of the adviser and other principal service providers.  In determining a nominee’s qualifications for Board membership, the Committee may take into account a wide variety of factors (with no one factor being controlling) in considering candidates for membership on the Board, including (but not limited to):  (i) the candidate’s knowledge in matters relating to the investment company industry; (ii) any experience possessed by the candidate as a director/trustee or senior officer of other public companies; (iii) the candidate’s educational background; (iv) the candidate’s reputation for high ethical standards and personal and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications; (vi) the candidate’s perceived ability to contribute to the on-going functions of the Board, including the candidate’s ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Corporation; and (vii) such other factors as the Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.  Additionally, with respect to evaluating candidates to serve as an independent member, the Board shall consider the candidate’s ability to qualify as an Independent Director for purposes of the Investment Company Act of 1940 and any other standards of independence that may be relevant to the Corporation.

2.           The Committee shall periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already serving on the Board.

3.           It is currently the policy of the Committee not to consider nominees recommended by stockholders as candidates for Board membership.  The Committee will periodically reevaluate the merits of this policy.

Corporate Governance Oversight and Functions

1.           The Committee shall oversee the Corporation’s policies and procedures regarding compliance with corporate governance policies.

2.           The Committee shall periodically review the Board governance procedures with respect to the Corporation and shall recommend any appropriate changes to the Board.

3.           The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management of the Corporation.

APPENDIX C

FAIRHOLME FUNDS, INC.

INVESTMENT MANAGEMENT AGREEMENT

This Agreement is made and entered into as of the ___ of May, 2008, by and between Fairholme Funds, Inc., a Maryland corporation (the “Fund”), and Fairholme Capital Management, L.L.C., a Delaware limited liability company (“Manager”).

WHEREAS, the Fund is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the “Act”), and is authorized to issue shares representing interests in the following series:

The Fairholme Fund (the “Portfolio”); and

WHEREAS, Manager is registered as an investment adviser under the Investment Advisers Act of 1940 and engages in the business of asset management; and

WHEREAS, the Fund desires to retain Manager to render certain investment management services to the Fund and Manager is willing to render such services;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.           OBLIGATIONS OF MANAGER

(A)           INVESTMENT ADVISORY SERVICES. Manager agrees to perform the following investment advisory services (the “Investment Advisory Services”) for the Fund:

(1)	manage the investment and reinvestment of the Portfolio's assets;

(2)	continuously review, supervise, and administer the investment program of the Portfolio;

(3)	determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions);

(4)	maintain books and records with respect to Manager's activities for the Fund, including the Fund’s securities transactions, which the Fund is required to maintain; and

(5)	render regular reports to the Fund's officers and directors concerning Manager's discharge of the foregoing responsibilities.

Manager shall discharge the foregoing responsibilities subject to the general supervision and control of the officers and the directors of the Fund and in compliance with such policies as the directors may from time to time establish, and in compliance with the objectives, policies, and limitations of the Portfolio set forth in the Fund's prospectus and statement of additional information, as amended from time to time, and with all applicable laws and regulations. All Investment Advisory Services to be furnished by Manager under this Agreement may be furnished through the medium of any directors, officers or employees of Manager or through such other parties as Manager may determine from time to time.

(B)           OPERATING SERVICES. The Fund hereby retains Manager to provide, or, upon receipt of written approval of the Fund arrange for other companies to provide, the following services to the Portfolio in the manner and to the extent that such services are reasonably necessary for the operation of the Portfolio (collectively, the “Operating Services” and together with Investment Advisory Services, the “Services”):

(1)	accounting services and functions, including costs and expenses of any independent public accountants;

(2)
non-litigation related legal and compliance services, including the expenses of maintaining registration and qualification of the Fund and the Portfolio under federal, state and any other applicable laws and regulations;

(3)	dividend disbursing agent, dividend reinvestment agent, transfer agent, and registrar services and functions (including answering inquiries related to stockholder Portfolio accounts);

(4)	custodian and depository services and functions;

(5)	distribution, marketing, and/or underwriting services;

(6)	independent pricing services;

(7)
preparation of reports describing the operations of the Portfolio, including the costs of providing such reports to broker-dealers, financial institutions and other organizations which render services and assistance in connection with the distribution of shares of the Portfolio;

(8)
sub-accounting and recordkeeping services and functions (other than those books and records required to be maintained by Manager under Paragraph 1(A) above, including maintenance of stockholder records and stockholder information concerning the status of their Portfolio accounts by investment advisors, broker-dealers, financial institutions, and other organizations on behalf of Manager;

(9)
stockholder and board of directors communication services, including the costs of preparing, printing and distributing notices of stockholders’ meetings, proxy statements, prospectuses, statements of additional information, Portfolio reports, and other communications to the Fund’s Portfolio stockholders, as well as all expenses of stockholders’ and board of directors’ meetings, including the compensation and reimbursable expenses of the directors of the Fund;

(10)
other day-to-day administrative services, including the costs of designing, printing, and issuing certificates representing shares of the Portfolio, and premiums for the fidelity bond maintained by the Fund pursuant to Section 17(g) of the Act and rules promulgated thereunder (except for such premiums as may be allocated to third parties, as insureds thereunder); and

(11)	a call center in order to respond to information and transaction requests from existing and potential stockholders of the Portfolio.

Manager’s obligation to provide any of the Operating Services directly to the Portfolio is subject to Manager’s legal qualification to provide such Operating Service to registered, open-end management investment companies, and nothing herein shall require Manager to register with the Securities and Exchange Commission or any state regulator in order to perform such Operating Service directly.

Manager shall not make payments for Portfolio distribution and marketing services, which shall include payments in connection with the Operating Services set forth in Paragraph 1(B)(5) above and may include payments in connection with the Operating Services set forth in Paragraph 1(B)(11) above, from the compensation Manager receives pursuant to this Agreement.

(C)           EXCLUSIONS FROM SERVICES. Except to the extent expressly assumed by Manager in Paragraphs 1(A) and 1(B) above and except to the extent required by law to be paid by the Adviser, the Fund shall pay all costs and expenses in connection with its operation and organization, including:

(1)
all brokers’ commissions, issue and transfer taxes, and other costs chargeable to the Fund or the Portfolio in connection with securities transactions to which the Fund or the Portfolio is a party or in connection with securities owned by the Fund or the Portfolio;

(2)	the interest on indebtedness, if any, incurred by the Fund or the Portfolio;

(3)	the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by the Fund or the Portfolio to federal, state, county, city, or other governmental agents;

(4)	the expenses, including fees and disbursements of counsel, in connection with litigation by or against the Fund or the Portfolio; and

(5)	any other extraordinary expense of the Fund or Portfolio.

(D)           BOOKS AND RECORDS. All books and records prepared and maintained by Manager for the Fund under this Agreement shall be the property of the Fund and, upon request therefor, Manager shall surrender to the Fund such of the books and records so requested. Manager shall preserve for the periods prescribed by Rule 31a-2 under the Act those records required by Rule 31a-1 that it retains for the Fund.

(E)           STAFF AND FACILITIES. Manager agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required in the judgment of the Board of Directors of the Fund to perform the Services on the terms and for the compensation provided herein. Manager shall authorize and permit any of its officers, directors and employees, who may be elected as directors or officers of the Fund, to serve in the capacities in which they are elected.

2.           PORTFOLIO TRANSACTIONS. Manager is authorized to select the brokers or dealers that will execute the purchases and sales of securities for the Portfolio.  Manager will seek the best execution of orders at the most favorable price.  In selecting brokers to effect portfolio transactions, the determination of what is expected to result in the best execution at the most favorable price involves a number of considerations. Among these are the Manager's evaluation of the broker-dealer's efficiency in executing and clearing transactions, the rate of commission or the size of the broker-dealer's spread, the size and difficulty of the order, the nature of the market for the security, and operational capabilities of the broker-dealer.  The Manager will not take into account the sale of Fund shares when selecting brokers to execute portfolio transactions.

3.           Manager may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Portfolio and any other account over which the Manager exercises investment discretion with research and brokerage services (as those terms are defined in Section 28(e) of the Securities and Exchange Act of 1934 and interpretations thereunder), and Manager may pay to these brokers and dealers, in return for research and brokerage services, a higher commission or spread than may be charged by other brokers and dealers for that transaction, provided that Manager determines in good faith that such commission is reasonable relative to the value of the research and brokerage services provided by such broker or dealer as viewed in terms either of that particular transaction or of the overall responsibility of Manager to the Fund and its other clients. Manager will promptly communicate to the officers and the directors of the Fund such information relating to portfolio transactions as they may reasonably request.

4.           COMPENSATION OF MANAGER. The Fund will pay to Manager on the last day of each month a fee at an annual rate equal to 1.00% of the daily average net asset value of the Portfolio, such fee to be computed daily based upon the net asset value of the Portfolio as determined by a valuation made in accordance with the Fund's procedures for calculating Portfolio net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. During any period when the determination of a Portfolio's net asset value is suspended by the directors of the Fund, the net asset value of a share of the Portfolio as of the last business day prior to such suspension shall, for the purpose of this Paragraph 3, be deemed to be net asset value at the close of each succeeding business day until it is again determined.

5.           STATUS OF MANAGER. The services of Manager to the Fund are not to be deemed exclusive, and Manager shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Manager, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

6.           PERMISSIBLE INTERESTS. Directors, agents, and stockholders of the Fund are or may be interested in Manager (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise, and directors, partners, officers, agents, and stockholders of Manager are or may be interested in the Fund as directors, stockholders or otherwise; and Manager (or any successor) is or may be interested in the Fund as a stockholder or otherwise.

7.           LIABILITY OF MANAGER. Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith. Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3)) of the Act or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

8.           TERM. This Agreement shall become effective at such time as it shall have been approved by stockholders of the Fund, in accordance with the requirements of the Act, and, unless sooner terminated as provided herein, shall continue in effect for two years and from year to year thereafter provided such continuance is approved at least annually by (1) the vote of a majority of the Board of Directors of the Fund or (2) a vote of a “majority” (as that term is defined in the Act ) of the Fund's outstanding securities, provided that in either event the continuance is also approved by the vote of a majority of the directors of the Fund who are not parties to this Agreement or “interested persons” (as defined in the Act) of any such party, which vote must be cast in person at meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by:

(A)           the Fund, at any time and without the payment of any penalty, upon 60 days prior written notice to Manager; or

(B)           Manager, at any time and without payment of penalty, upon 60 days prior written notice to the Fund.

(C)           This Agreement shall terminate immediately in the event of its assignment (within the meaning of the Act and the rules thereunder). The terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.

9.           NOTICES. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

If to the Fund:	If to the Manager:
Fairholme Funds, Inc.	Fairholme Capital Management, LLC
4400 Biscayne Blvd.	4400 Biscayne Blvd.
9th Floor	9th Floor
Miami, FL 33137	Miami, FL 33137
[Bruce R. Berkowitz]	[Charles M. Fernandez]
[President]	[Chief Operating Officer]

10.           AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto. No material amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Fund.

11.           MISCELLANEOUS. This Agreement shall be construed in accordance with the laws of the State of Maryland and the applicable provisions of the Act.  To the extent the applicable law of the State of Maryland or any of the provisions herein conflict with the applicable provisions of the Act, the latter shall control. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

FAIRHOLME CAPITAL
FAIRHOLME FUNDS, INC.	MANAGEMENT, LLC

By: [Bruce R. Berkowitz]	By: [Charles M. Fernandez]
[President]	[Chief Operating Officer]

ATTEST:	ATTEST:

By:
_______________________________	________________________
Its: Secretary	Its: Secretary
[Corporate Seal]	[Corporate Seal]

APPENDIX D

STOCK OWNERSHIP

The following person(s) owned of record or were known by the Fund to beneficially own 5% or more of the Fund’s shares as of March [__], 2008.

% Ownership of
Name of Stockholder	Number of Shares Owned	Total Fund Shares	Type of Ownership

National Financial	[____]	[____]%	Record
Services Corp
[address]

Charles Schwab	[____]	[____]%	Record
[address]

FAIRHOLME FUNDS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FAIRHOLME FUNDS, INC.

The undersigned stockholder of the Fairholme Fund (the “Fund), the soles series of Fairholme Funds, Inc. (the “Company”), hereby appoints Bruce R. Berkowitz and Paul R. Thomson, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 2:00 p.m., Eastern Time, on May 19, 2008 at the offices of the Company, 4400 Biscayne Blvd, 9th Floor, Miami, FL 33137, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present at such Meeting.  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.

The Board of Directors knows of no reason why any of the nominees for the Board of Directors would be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee with be voted for a substitute nominee as the Board of Directors may recommend.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF.  IF THE PROXY IS PROPERLY EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE ELECTION OF THE NOMINEES REFERRED TO IN PROPOSAL ONE AS DIRECTORS AND IN THE DISCRETION OF THE PROXY HOLDERS(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please refer to the Proxy Statement for a discussion of the Proposals.

PLEASE VOTE, DATE AND SIGN AND RETURN THIS PROXY CARD PROMPTLY IF YOU ARE NOT VOTING VIA THE INTERNET OR BY TELEPHONE.  YOU MAY USE THE ENCLOSED ENVELOPE.

Note: Please sign exactly as name(s) appear(s) on the records of the Fund.  Joint owners should each sign personally.  Trustees and other representatives should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation or another entity, the signature should be that of an authorized officer who should state his or her full title.

_________________________________________
Stockholder sign here
_________________________________________
Co-owner sign here
_________________________________________
Date

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:  [    ]

☐	To vote FOR all Proposals for the Fund mark this box. No other vote is necessary.

		For All	Withhold All	For All Except
1.	To Elect Directors for the Company	/ /	/ /	/ /

01. Cesar L. Alvarez 02. Bruce R. Berkowitz
03. Keith D. Trauner 04. Terry L. Baxter
05. Howard S. Frank
06. Avivith Oppenheim 07. Leigh Walters

To withhold authority to vote for any individual, mark the box “FOR ALL EXCEPT” and write the nominee’s number on the line provided.

______________________________________________

2.	To approve the replacement or elimination of	For	Withhold	For All
	the following fundamental investment policies:	All	All	Except
		/ /	/ /	/ /

To withhold authority to vote for replacement or elimination of any of the following policies, mark the box “FOR ALL EXCEPT” and check the appropriate “AGAINST” box for the policy provided below.

2. A	Senior Securities and Borrowing Money	For	Against	Abstain
		/ /	/ /	/ /

2. B.	Underwriting Securities	For	Against	Abstain
		/ /	/ /	/ /

2.C.	Concentration	For	Against	Abstain
		/ /	/ /	/ /

2. D.	Investments in Real Estate	For	Against	Abstain
		/ /	/ /	/ /

2. E.	Investments in Commodities	For	Against	Abstain
		/ /	/ /	/ /

2. F.	Loans	For	Against	Abstain
		/ /	/ /	/ /

2. G.	Limits on Number of Issuers in Which the Fund Invests	For	Against	Abstain

2. H.	Investments for the Purpose of Management or Control	For	Against	Abstain
		/ /	/ /	/ /

2. I.	Acquisitions of More than 10% of the Outstanding	For	Against	Abstain
	Voting Securities of an Issuer	/ /	/ /	/ /

2. J.	Investments in Oil, Gas and Other Mineral	For	Against	Abstain
	Exploration Programs	/ /	/ /	/ /

3.	To approve the Management Agreement.	For	Against	Abstain
		/ /	/ /	/ /

4.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder(s).

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